Exhibit 99.1

Media
& Analysts:	Derick Smith
(713) 627-4963

Date:	August 5, 2010

Spectra Energy Partners Reports Second Quarter 2010 Results

•	Reported net income of $33.2 million

•	Cash available for distribution of $33.4 million for the quarter, $89.1 million year-to-date

•	Well positioned to deliver 2010 outlook of $175 million in cash available for distribution

HOUSTON – Spectra Energy Partners, LP (NYSE: SEP) today reported second quarter 2010 net income of $33.2 million, or $0.38 per limited partner unit, compared with $33.6 million, or $0.44 per limited partner unit, for the second quarter 2009. Earnings per limited partner unit were affected primarily by higher weighted average units outstanding in 2010. Cash available for distribution was $33.4 million for the quarter, compared with $33.5 million in the second quarter 2009.

“Spectra Energy Partners delivered another steady quarter of results, which supported our eleventh consecutive increase in quarterly distributions,” said Gregory J. Rizzo, president and chief executive officer. “We are tracking towards our 2010 outlook in cash available for distribution of $175 million,” said Rizzo.

Results from Operations

Spectra Energy Partners reported operating income of $19.9 million for the second quarter 2010, compared with $20.7 million in the second quarter 2009. Operating revenues increased as a result of solid performance by the Gas Transportation and Storage segment and a full quarter of Ozark, offset by higher operating expenses. Operating expenses were higher than the prior year quarter related to pipeline integrity work, labor and benefits costs, and a full quarter of Ozark expenses.

Equity Investment in Gulfstream Natural Gas System, L.L.C. (Gulfstream)

Spectra Energy Partners equity earnings from its 24.5 percent interest in Gulfstream grew to $7.4 million in the second quarter 2010 from $6.8 million in the second quarter 2009.

The 2010 period benefited from the final phase-in of revenues from the Phase III expansion in June 2009. Increased revenues were partially offset by higher interest expense attributable to a $300 million debt issuance by Gulfstream in the second quarter 2009.

For the quarter, Spectra Energy Partners’ share of Gulfstream’s cash available for distribution was $5.2 million, compared to $6.3 million in the second quarter 2009. The decrease in cash available for distribution reflects the semi-annual payment of interest expense this quarter for the debt issued at Gulfstream.

Equity Investment in Market Hub Partners (MHP)

Spectra Energy Partners recognized $9.8 million of equity earnings from its 50 percent interest in MHP during the second quarter 2010, compared with $10.8 million in the second quarter 2009. The benefits this quarter from the continued phase-in of Egan Cavern III were offset by lower demand for hub services compared to the prior year quarter.

For the quarter, Spectra Energy Partners’ share of MHP’s cash available for distribution was $11.7 million, compared to $10.4 million in the second quarter 2009.

Capital Expenditures and Equity Investments

During the quarter, Spectra Energy Partners invested $9.7 million in expansion and maintenance capital projects in the Gas Transportation and Storage segment and an additional $4.2 million in MHP for expansion projects.

Additional Information

The analyst conference call is scheduled for 9:00 a.m. CT today, August 5, 2010. The webcast and conference call can be accessed via the investor relations section of Spectra Energy Partners, LP’s web site or by dialing (888) 252-3715 in the United States or (706) 634-8942 outside the United States. The Conference ID is 86565000.

Please call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available after 12:00 p.m. CT, August 5, 2010, until 5:00 p.m. CT, November 1, 2010, by dialing (800) 642-1687 with Conference ID 86565000. The international replay number is (706) 645-9291 with Conference ID 86565000. A replay and transcript also will be available by accessing the investor relations section of Spectra Energy Partners’ web site at http://www.spectraenergypartners.com.

Forward Looking Statements

This release includes “forward-looking statements” which represent our intentions, plans, expectations, assumptions and beliefs about future events. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. These factors, as well as additional factors that could affect our forward-looking statements, are described in our filings that we make with the Securities and Exchange Commission (SEC), which are available at the SEC’s website at http://www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Reconciliation of Non-GAAP Financial Measures

This press release includes certain financial measures, including cash available for distribution and adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), that are non-GAAP (Generally Accepted Accounting Principles) financial measures, as defined under the rules of the SEC.

Spectra Energy Partners defines adjusted EBITDA as net income plus interest expense, income taxes, and depreciation and amortization, less equity in earnings of Gulfstream and MHP, interest income, and other income and expenses, net, which primarily includes non-cash AFUDC.

Spectra Energy Partners defines cash available for distribution as adjusted EBITDA plus cash available for distribution from Gulfstream and MHP and net preliminary project costs, less net cash paid for interest expense (income), net cash paid for income taxes and maintenance capital expenditures. Cash available for distribution does not reflect changes in working capital balances. Cash available for distribution for Gulfstream and MHP is defined on a basis consistent with Spectra Energy Partners.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Adjusted EBITDA and cash available for distribution are not presented as alternatives to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States GAAP.

Spectra Energy Partners, LP (NYSE: SEP) is a Houston-based master limited partnership, formed by Spectra Energy Corp (NYSE: SE), that owns interests in natural gas transportation and storage assets in the United States, including more than 3,100 miles of transmission and gathering pipeline and approximately 49 billion cubic feet (Bcf) of natural gas storage. These assets are capable of transporting 3.26 Bcf of natural gas per day from growing supply areas to high demand markets.

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Spectra Energy Partners, LP

Quarterly Highlights

June 2010

(Unaudited)

(In millions, except per-unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
STATEMENTS OF OPERATIONS

Operating revenues	$47.4	$41.3	$97.9	$76.9
Operating expenses	27.5	20.6	53.0	40.2

Operating income	19.9	20.7	44.9	36.7
Equity in earnings of unconsolidated affiliates	17.2	17.6	35.6	34.4
Other income and expenses, net	0.2	0.1	0.2	0.1
Interest income	0.1	—	0.1	0.1
Interest expense	3.9	4.6	7.9	8.6

Earnings before income taxes	33.5	33.8	72.9	62.7
Income tax expense	0.3	0.2	0.6	0.6

Net income	$33.2	$33.6	$72.3	$62.1

Adjusted EBITDA (a)	$27.3	$27.8	$59.7	$50.5
Cash Available for Distribution (b)	$33.4	$33.5	$89.1	$78.9
Weighted average units outstanding
Limited partner units	80.3	74.1	80.3	72.3
General partner units	1.6	1.5	1.6	1.5
Net income per limited partner unit	$0.38	$0.44	$0.84	$0.83
Declared cash distribution per limited partner unit	$0.43	$0.38	$0.85	$0.75

CAPITAL AND INVESTMENT EXPENDITURES
Capital expenditures - Gas Transportation & Storage	$9.7	$6.9	$11.9	$8.8
Investment expenditures
Gulfstream - 24.5%	—	2.1	1.3	7.1
Market Hub - 50%	4.2	5.2	9.4	14.8

Total capital and investment expenditures	$13.9	$14.2	$22.6	$30.7

			June 30, 2010	December 31, 2009
Debt			$415.0	$417.5

(a)	Adjusted EBITDA is defined as net income plus interest expense, income taxes, and depreciation and amortization, less equity in earnings of Gulfstream and Market Hub, interest income, and other income and expenses, net, which primarily includes non-cash allowance for funds used during construction (AFUDC).
(b)	Cash Available for Distribution is defined as Adjusted EBITDA plus Cash Available for Distribution from Gulfstream and Market Hub and net preliminary project costs, less net cash paid for interest and income tax expense, and maintenance capital expenditures, excluding impact of reimbursable projects. Cash Available for Distribution does not reflect changes in working capital balances.

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Spectra Energy Partners

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net income	$33.2	$33.6	$72.3	$62.1
Add:
Interest expense	3.9	4.6	7.9	8.6
Income tax expense	0.3	0.2	0.6	0.6
Depreciation and amortization	7.4	7.1	14.8	13.8
Less:
Equity in earnings of Gulfstream	7.4	6.8	15.5	13.7
Equity in earnings of Market Hub	9.8	10.8	20.1	20.7
Interest income	0.1	—	0.1	0.1
Other income and expenses, net	0.2	0.1	0.2	0.1

Adjusted EBITDA	27.3	27.8	59.7	50.5
Add:
Cash Available for Distribution from Gulfstream	5.2	6.3	19.6	18.2
Cash Available for Distribution from Market Hub	11.7	10.4	23.3	21.3
Preliminary project costs, net	—	—	—	0.4
Less:
Cash paid for interest expense, net	6.0	5.5	7.7	6.3
Cash paid (received) for income tax expense	0.5	(0.3)	0.5	0.1
Maintenance capital expenditures	4.3	5.8	5.3	5.1

Cash Available for Distribution	$33.4	$33.5	$89.1	$78.9

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Gulfstream

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net income	$30.1	$27.9	$63.1	$55.9
Add:
Interest expense	17.5	14.1	35.0	26.3
Depreciation and amortization	8.8	8.6	17.5	17.1
Less:
Other income and expenses, net	0.2	0.2	0.5	0.3

Adjusted EBITDA - 100%	56.2	50.4	115.1	99.0
Add:
Preliminary project costs, net	0.2	0.2	0.2	0.3
Less:
Cash paid for interest expense, net	35.1	24.7	35.1	24.7
Maintenance capital expenditures	0.1	0.3	0.2	0.5

Cash Available for Distribution - 100%	$21.2	$25.6	$80.0	$74.1

Adjusted EBITDA - 24.5%	$13.8	$12.4	$28.2	$24.3
Cash Available for Distribution - 24.5%	$5.2	$6.3	$19.6	$18.2

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Market Hub

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net income	$19.8	$21.6	$40.3	$41.5
Add:
Interest expense	—	—	—	0.1
Income tax expense	0.1	—	0.2	0.1
Depreciation and amortization	3.6	2.8	7.1	5.6
Less:
Interest income	—	0.1	0.1	0.2
Other income and expenses, net	—	—	0.6	—

Adjusted EBITDA - 100%	23.5	24.3	46.9	47.1
Less:
Cash paid for interest expense, net	(0.1)	3.5	(0.1)	3.5
Cash paid for income tax expense	—	—	—	—
Maintenance capital expenditures	0.3	0.1	0.5	1.1

Cash Available for Distribution - 100%	$23.3	$20.7	$46.5	$42.5

Adjusted EBITDA - 50%	$11.8	$12.2	$23.5	$23.6
Cash Available for Distribution - 50%	$11.7	$10.4	$23.3	$21.3

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